AMENDMENT TO THE BELLSOUTH PERSONAL RETIREMENT
                                   ACCOUNT PENSION PLAN


 This Amendment is made to the BellSouth Personal Retirement Account Pension Plan (the "Plan") which was amended and restated effective January 1, 1998. The Chairman of the BellSouth Employees' Benefit Claim Review Committee, acting under authority delegated by the Nominating and Compensation Committee of the Board of Directors of BellSouth Corporation, hereby amends the plan as follows:

                                                            1.

 Pursuant to Paragraphs 2.03, 15.01 and 16.03 of the Plan, non-represented employees of Bakersfield Cellular L.L.C. who participate in the Plan and who are terminated as employees incident to the Exchange Agreement by and among AT&T Wireless Services, Inc., Texas Cellular Telephone Company, L.P., BellSouth Cellular Corporation, and Bakersfield Cellular Telephone Company, dated November 3, 1998, will become vested, if not already vested, in their accounts as of the closing date of the transaction contemplated by the Exchange.

 The above amendment shall be effective as of the date this amendment is approved.

                           Approved this 22nd day of March, 1999.

EMPLOYEES' BENEFIT CLAIM REVIEW COMMITTEE:



         /s/ Richard D. Sibbernsen
By:      Richard D. Sibbernsen
         Chairman